POWER OF ATTORNEY

We, authorized representatives of each of the undersigned, hereby authorize and designate each of Michael D. Weaver and Curtis L. Garner, Jr., signing singly, as our true and lawful attorney-in-fact to:

                    (1)                execute for and on our behalf, in our capacity as a ten percent (10%) owner of Rural LEC Acquisition LLC (and its successor by corporate conversion, Otelco Inc., a Delaware corporation) (the “Company”) and its affiliates, the Form ID and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder;

                    (2)                do and perform any and all acts for and on our behalf which may be necessary or desirable to complete and execute any such Form ID or Form 3, 4 or 5 and timely file such form with the Securities and Exchange Commission, any stock exchange or similar authority, and the National Association of Securities Dealers; and

                    (3)                take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to our benefit, in our best interest, or legally required of us, it being understood that the statements executed by such attorney-in-fact on our behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

                                         We hereby further grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as we might or could do if personally present, with full power of substitutes or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  We hereby acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at our request, are not assuming, nor is the Company assuming, any of our responsibilities to comply with Section 16 of the Exchange Act.

                                         This Power of Attorney shall remain in full force and effect until we are no longer required to file the Form ID or Forms 3, 4 and 5 with respect to our holdings of and transactions in securities issued by the Company, unless earlier revoked by us in a signed writing delivered to the foregoing attorneys-in-fact.

                                         IN WITNESS WHEREOF, we have caused this Power of Attorney to be duly executed as of this 15th day of December, 2004.

                [SIGNATURE PAGE TO FOLLOW ON NEXT PAGE]

SEAPORT CAPITAL PARTNERS II, L.P.

By:	CEA INVESTMENT PARTNERS II, LLC
Its General Partner

	By:	SEAPORT ASSOCIATES, LLC
Its Member and Authorized Representative

	By:	/s/ Stephen P. McCall
Name: Stephen P. McCall
Title: Partner

SEAPORT INVESTMENTS, LLC

By:	/s/ Stephen P. McCall
Name: Stephen P. McCall
Title: Partner

CEA INVESTMENTS PARTNERS II, LLC

By:	SEAPORT ASSOCIATES, LLC
Its Member and Authorized Representative

	By:	/s/ Stephen P. McCall
Name: Stephen P. McCall
Title: Partner

SEAPORT ASSOCIATES, LLC

By:	/s/ Stephen P. McCall
Name: Stephen P. McCall
Title: Partner

WILLIAM K. LUBY

By:	/s/ William K. Luby

JAMES J. COLLIS

By:	/s/ James J. Collis